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                                                                    Exhibit 10.4

     Ms. Pasqualoni's Employment is the same as the Employment Agreement in
Exhibit 10.2, which is incorporated herein by reference except as to: (i) the name of the Executive, which is Sheri C. Pasqualoni; (ii) the position in
Section 1, which is Senior Vice President-Marketing, Trust & Investment Management; and (iii) the amount of the base salary in Section 3(a), which is $125,000.